                                                                      Exhibit 12

                       STATEMENT REGARDING COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                          REORGANIZED
                                            COMPANY                                     PREDECESSOR COMPANY
                                ---------------- --------------   -----------------------------------------------------------------
                                TWO MONTHS ENDED  SEVEN MONTHS
                                 SEPTEMBER 30,   ENDED JULY 31,                    TWELVE MONTHS ENDED DECEMBER 31
                                ---------------  --------------   -----------------------------------------------------------------
                                    2003             2003            2002          2001         2000          1999          1998
                                --------------  --------------    ---------     ---------     ---------     ---------     ---------
(Loss) income from continuing
operations before income tax      ($ 15,231)      $ 322,790       ($ 57,556)    ($172,197)    ($128,095)    ($ 55,208)    ($  9,604)
Add:
      Fixed charges                   5,345          14,057          25,314        29,009        47,411        45,360        43,683

      Amortization of
      capitalized interest              632           3,790           7,349         5,554         5,531         5,747         6,389

      Distributed income of
      equity investees                   --           2,728           1,765         3,750         3,750         5,000         5,000

Less:
      Income from equity
      investees                         360           2,544           3,882         1,274         1,810         3,358         5,333

      Interest capitalized              300             837           1,774         4,163         6,498         3,034         2,063
                                  ---------       ---------       ---------     ---------     ---------     ---------     ---------

Earnings as adjusted              ($  9,915)      $ 339,984       ($ 28,784)    ($139,321)    ($ 79,711)    ($  5,439)    $  38,072
                                  =========       =========       =========     =========     =========     =========     =========

Fixed Charges:

      Interest expense on
      indebtedness                $   3,891       $   9,185       $  15,987     $  17,448     $  35,969     $  37,931     $  36,699

      Interest capitalized              300             837           1,774         4,163         6,498         3,034         2,063

      Amortized discounts and
      premiums                           --              --              --            --            91           104           104

      Amortized capitalized
      expenses related to
      indebtedness                      676           2,363           4,686         4,531         1,986         1,424         1,950

      Estimated interest
      within rental expense
      (one-third)                    478          1,672          2,867         2,867          2,867         2,867         2,867
                               ---------      ---------      ---------     ---------      ---------     ---------     ---------

Fixed charges                  $   5,345      $  14,057      $  25,314     $  29,009      $  47,411     $  45,360     $  43,683
                               =========      =========      =========     =========      =========     =========     =========

Ratio of earnings to fixed
charges                               [a]         24.19            [a]           [a]            [a]           [a]         0.87
                               =========      =========      =========     =========      =========     =========     =========

Deficiency of earnings to
cover fixed charges            $  15,259             --      $  54,098     $ 168,330      $ 127,122     $  50,853            --
                               =========      =========      =========     =========      =========     =========     =========

[a] Due to the Company's losses in 1998 through 2002 and the two months ended
    September 30, 2003, the ratio coverage was less than 1:1. The Company would have to have generated additional earnings as shown on the "Deficiency of earnings to cover fixed charges" line item in the above table to achieve a coverage of 1:1.